Exhibit 99.1

Velo3D Announces Third Quarter 2026 Financial Results

•
Revenue of $20.5 million, up 50% year-over-year
•
New bookings of $28.9 million
•
Gross margin of 26.5%
•
Cash and cash equivalents of $75.7 million as of September 30, 2026
•
Reaffirms 2026 Revenue Guidance; Revises 2026 Gross Margin Guidance; Reduces 2026 Capital Expenditures Guidance; Now Expects Positive Net Cash from Operations in 2028

FREMONT, Calif., Nov. 10, 2026- Velo3D, Inc. (Nasdaq: VELO) (“Velo3D” or the “Company”), a leading metal additive manufacturing (“AM”) technology company focused on aerospace and defense supply chains, today announced financial results for its third quarter ended September 30, 2026.

Arun Jeldi, Chief Executive Officer of Velo3D, said, “We delivered solid third quarter results, with revenue increasing approximately 50% year-over-year to $20.5 million and new bookings reaching $28.9 million, exceeding revenue for the quarter. These results reflect continued customer demand for our metal additive manufacturing technology and the progress we are making in executing our growth strategy. Operating expenses increased as we continued investing in the people, technology and operational capabilities needed to bring our Livermore Production Campus, Forge 1, online and prepare for expanded production. We believe these investments are an important step in positioning Velo3D to scale operations and meet customer demand.

Looking ahead, Forge 1 is central to Velo3D’s next phase of growth and is expected to significantly expand our production capacity as it becomes fully operational, enabling us to pursue larger production programs and capture opportunities across aerospace, defense, space and energy. While a substantial portion of our planned capital expenditures is shifting into 2027, we believe these investments in infrastructure, talent and manufacturing capabilities are essential to scaling our operations, strengthening execution and building the foundation for sustainable, profitable growth.”

Recent Business Developments

•
Opened the new Livermore Production Campus, Forge 1 in July 2026. The campus has commenced operations in phases and is not yet operating at scale. It is expected to significantly expand the Company’s manufacturing production capacity as it is brought to full operation, and to support demand from aerospace and defense customers for the Company's metal additive manufacturing solutions. The Company expects Forge 1 to serve as its primary production and manufacturing center.
•
Joined the Government-Industry Data Exchange Program (GIDEP) to further strengthen quality, reliability and supply-chain risk management for defense manufacturing activities, providing access to critical technical and quality information that supports risk mitigation and the production of mission-critical components for U.S. defense programs.
•
Expanded partnership with Mears Machine Corporation as Mears ordered its sixth Sapphire® XC system, dedicated to copper-nickel (CuNi) additive manufacturing. The system expands Velo3D’s production platform into a material critical to shipbuilding and offshore applications, enabling U.S.-based production of corrosion-resistant components.
•
Expanded technology and operational capabilities with the appointments of Vic Fryzel as Executive Vice President, Technology, and Robert Purnell as Senior Director, Operations, to advance platform reliability, manufacturing readiness, quality and delivery performance at Forge 1, supporting scalable production and Velo3D’s Rapid Production Solutions offering.

($ in Millions, except percentages and per-share data)	3rd Quarter 2026	3rd Quarter 2025
GAAP revenue	$20.5	$13.6
GAAP gross margin	26.5%	3.2%
GAAP net loss[1]	($16.7)	($11.2)
GAAP net loss per share – basic and diluted	($0.52)	($0.65)

Non-GAAP net loss[1,2]	($10.8)	($9.3)
Non-GAAP net loss per share – basic and diluted[1,2]	($0.34)	($0.54)

1.
Information about Velo3D’s use of non-GAAP information, including a reconciliation to accounting principles generally accepted in the United States of America ("GAAP"), is provided at the end of this release under “Non-GAAP Financial Information”. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the Company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP.
2.
Non-GAAP net loss and non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, loss on warrant cancellation, and fair value adjustments for the Company’s warrants and earnout liability.

Summary of Third Quarter 2026 Results

Total revenue was $20.5 million. 3D Printer and parts revenue was $18.8 million and increased 57.0% compared to $12.0 million in the third quarter of 2025. This increase was driven by an increase in the number of 3D Printer systems sold, higher average selling prices and a more favorable product mix, as well as an increase in RPS revenue driven by higher production volume during the three months ended September 30, 2026, compared to the three months ended September 30, 2025.

Gross margin for the third quarter was 26.5% compared to 3.2% in the third quarter of 2025. Gross profit and gross margin improved primarily due to higher average selling prices, a more favorable product mix, improved manufacturing efficiencies and increased production volumes that improved the absorption of fixed manufacturing costs, a net release of excess and obsolete inventory reserves in the current period, reflecting the utilization in production of previously reserved inventory, partially offset by increases in reserves for other inventory. Results also benefited from the prospective refinement in the allocation of certain labor and overhead costs between cost of revenue and operating expenses, implemented in the second quarter of 2026 to better align such costs with current operational activities.

Operating expenses for the third quarter were $22.7 million compared to $10.4 million in the third quarter of 2025. Non-GAAP adjusted operating expenses, excluding stock-based compensation recorded in operating expenses of $5.7 million, were $17.0 million, up from $9.1 million in the third quarter of 2025.

GAAP net loss for the third quarter was ($16.7) million, or ($0.52) per basic and diluted share, compared to ($11.2) million, or ($0.65) per basic and diluted share in the third quarter of 2025.

Non-GAAP net loss for the third quarter was ($10.8) million compared to ($9.3) million in the third quarter of 2025. Adjusted EBITDA for the third quarter was ($9.8) million compared to ($7.3) million in the third quarter of 2025. For more information regarding the Company’s non-GAAP financial measures, including reconciliations to the most directly comparable GAAP measures, see “Non-GAAP Financial Information” below.

The Company had $28.9 million in new bookings during the third quarter and backlog of $40.1 million as of September 30, 2026.

As of September 30, 2026, the Company had $75.7 million of cash and cash equivalents, compared to $39.0 million as of December 31, 2025. The increase was driven primarily by net cash provided by financing activities of approximately $98.6 million during the first nine months of 2026, partially offset by approximately $52.2 million of cash used in operating activities and approximately $6.4 million of cash used in investing activities. In April 2026, the Company completed a firm commitment underwritten registered direct offering of 3,571,428 shares of its common stock, resulting in gross proceeds of approximately $50 million (approximately $46.6 million net of issuance costs). The Company also raised gross proceeds of approximately $59.4 million during the second quarter under its at-the-market offering program (approximately $57.4 million net of issuance costs). As a result of the conversion of the Company’s convertible secured notes into common stock in March 2026, the repayment in full of its Secured Notes and scheduled repayments under its equipment loan, the Company's total outstanding debt decreased by approximately 76% to $7.4 million as of September 30, 2026, from $31.0 million as of December 31, 2025.

In connection with the preparation of its financial statements for the third quarter of 2026, management evaluated the Company's ability to continue as a going concern and concluded that there is no longer substantial doubt about the Company's ability to continue as a going concern for the twelve months following the issuance of its third quarter 2026 financial statements. Management's assessment does not assume that additional financing is required to fund operations or satisfy obligations during that period. Additional information will be included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Guidance

Management is reaffirming its full-year 2026 revenue and non-GAAP adjusted operating expense guidance, is revising its gross margin guidance and reducing its capital expenditure outlook, and is providing an expected timeline for achieving positive net cash from operations and an updated expected timeline for achieving positive EBITDA as follows:

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Revenue in the range of $65 million to $75 million.
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Sequential improvement in gross margin in the fourth quarter of 2026. The Company is no longer providing its prior expectation of greater than 30% gross margin in the second half of 2026.
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Non-GAAP adjusted operating expenses in the range of $45 million to $55 million.
•
Capital expenditures in the range of $10 million to $20 million, reduced from the Company's prior expectation of $40 million to $50 million, primarily reflecting the shift of a substantial portion of planned capital expenditures into 2027.
•
Positive net cash from operations and positive EBITDA in 2028, compared with the Company’s prior expectation of positive EBITDA in the second half of 2026.

Conference Call

The Company will host a conference call for investors to discuss its third quarter 2026 financial results at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time on November 10, 2026. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at ir.velo3d.com.

About Velo3D:

Velo3D is a metal 3D printing technology company that enables customers to build mission-critical metal parts. The fully integrated solution includes the Flow print preparation software, the Sapphire® family of printers, and the Assure quality control system—all of which are powered by Velo3D's Intelligent Fusion® manufacturing process. Learn more at velo3d.com.

Velo, Velo3D, Sapphire and Intelligent Fusion are registered trademarks of Velo3D, Inc. Flow, Flow Developer, Without Compromise and Assure are trademarks of Velo3D, Inc.

###

Investor Relations:

Hayden IR

James Carbonara

investors@velo3d.com

Media Contact:

Velo3D

press@velo3d.com

During the third quarter of 2026, the Company revised its previously issued unaudited condensed consolidated financial statements for the three months ended March 31, 2026 and the three and six months ended June 30, 2026 to correct errors related to its excess and obsolete inventory reserve. The revisions reduced the previously reported net loss for the six months ended June 30, 2026 by approximately $1.6 million. Nine-month 2026 amounts in this release reflect the revised amounts. See Note 2 to the condensed consolidated financial statements in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Amounts herein pertaining to the Company’s third quarter ended September 30, 2026 results represent a preliminary estimate as of the date of this earnings release and may be revised upon filing of the Company’s Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”). Additional information on the Company’s results of operations for the three and nine months ended September 30, 2026 will be provided upon the filing of its Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's guidance for fiscal year 2026 (including the Company’s estimates for revenue, gross margin, non-GAAP adjusted operating expenses and capital expenditures), the Company's expectations regarding the timing and amount of its capital expenditures, including the shift of planned capital expenditures into 2027 and its ability to finance them, the Company’s expectations regarding its ability to achieve positive EBITDA and positive net cash provided by operating activities in 2028, management's conclusion that conditions and events no longer raise substantial doubt about the Company's ability to continue as a going concern for the twelve months following issuance of its third quarter 2026 financial statements, the Company's expectations regarding the remediation of the remaining material weaknesses in its internal control over financial reporting, the Company’s expectations about future demand, growth, profitability, long-term value, capacity requirements and operational efficiencies, scaled production, pipeline of opportunities, customer priorities, gross margins, the Company’s expectations regarding its liquidity and capital requirements, including any plans to raise additional capital to support its expansion and the potential sources and uses of that capital, and the Company’s beliefs regarding its ability to execute on strategic initiatives, scale operations, achieve sustainable, profitable growth and capitalize on demand, the Company’s expectations regarding the timing of the Livermore Production Campus (Forge 1) becoming fully operational and its expected manufacturing capacity, role as the Company’s primary production and manufacturing center, delivery timelines, and cost benefits, the expected benefits of the Company's participation in the Government-Industry Data Exchange Program and its recent leadership appointments, the Company's expectations regarding the development, introduction, timing and anticipated benefits of new products, including expected improvements in productivity, output per printer and cost, the Company’s expectations regarding its potential cost savings, the Company’s expectations about its market strategy and financial and operational position, the Company's expectations that the RPS parts production business will contribute an increasing share of revenue, and the Company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “FY 2025 10-K”) and its Quarterly Reports on Form 10-Q ("Quarterly Reports"), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 to be filed with the SEC, and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the Company to execute its business plan, which may be affected by, among other things, competition, the Company’s liquidity position, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) whether the Company’s existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements, and the Company’s ability to continue as a going concern; (3) the Company’s ability to service and comply with its indebtedness; (4) the Company’s ability to raise additional capital on acceptable terms, or at all; (5) the Company's ability to equip, commission, qualify and ramp Forge 1 on the expected timeline and budget, and the risk of operating Forge 1 below capacity given its fixed lease and operating costs; (6) the impact of tariffs, supplier pricing and credit terms on the Company's cost of revenue and gross margin, and the risk that gross margin will vary from period to period, including as a result of inventory-related adjustments; (7) the Company's dependence on a limited number of customers for a significant portion of its revenue; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the risk that future sales of common stock, including sales under the Company's at-the-market offering program, will dilute existing stockholders and may adversely affect the market price of the Company's common stock; (10) changes in the applicable laws and regulations; (11) risks related to the Company’s exposure to government and defense contracts, including potential delays or reductions in government funding, government shutdowns, changes in defense procurement priorities or spending levels, and the timing and uncertainty of government contract awards and modifications; (12) the risk that the

Company's backlog and bookings may not convert into revenue on the timelines the Company expects, or at all; (13) the Company's ability to remediate the remaining material weaknesses in its internal control over financial reporting; (14) the risk that the Company may not achieve its financial guidance for fiscal year 2026, or its expectations regarding positive EBITDA and positive net cash provided by operating activities in 2028, and that actual results may differ materially from, or that the Company may revise, such guidance or expectations; and (15) other risks and uncertainties described in the FY 2025 10-K and the Quarterly Reports, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by applicable law.

Non-GAAP Financial Information

The information in the table below sets forth the non-GAAP financial measures that the Company uses in this release. Because of the inherent limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “Non-GAAP net loss per basic and diluted share”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. The Company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, Non-GAAP net loss per basic and diluted share, EBITDA, Adjusted EBITDA, and Non-GAAP Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the Company's business.

Management uses “Non-GAAP Net Loss”, “Non-GAAP net loss per basic and diluted share”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Adjusted Operating Expenses” to evaluate operating performance, prepare budgets and forecasts, and evaluate performance for compensation purposes. Management believes these measures are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies.

Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

The Company’s non-GAAP adjusted operating expenses are calculated by excluding stock-based compensation recorded in operating expenses. The Company’s EBITDA is calculated as net loss excluding interest expense, provision for (benefit from) income taxes, and depreciation and amortization. Adjusted EBITDA further excludes stock-based compensation, loss on warrant cancellation, fair value adjustments for the Company's warrants and earnout liability. With respect to the Company’s guidance regarding non-GAAP adjusted operating expenses for 2026 and EBITDA for 2028, the Company cannot provide, without unreasonable effort, a quantitative reconciliation to the most directly comparable GAAP measures, operating expenses and net loss, respectively, because it cannot predict with reasonable certainty certain items needed to calculate such measures, including stock-based compensation expense, which depends on future grants and the price of the Company’s common stock, and interest income and expense, income taxes and depreciation and amortization associated with the timing of future capital expenditures. These items could have a significant impact on the Company’s GAAP results.

Velo3D, Inc.

Non-GAAP Net Loss Reconciliation

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	($ In thousands)
Revenue	$20,450	$13,640	$54,930	$36,532
Gross profit (loss)	5,418	433	14,369	(458)
Net Loss	$(16,692)	$(11,188)	$(33,608)	$(49,465)
Stock-based compensation	5,928	1,905	10,311	7,335
(Gain) loss on fair value of warrants	(68)	—	(27)	1,044
Gain on fair value of contingent earnout	(1)	—	(1)	—
Loss on warrant cancellation	—	—	—	11,357
Non-GAAP Net Loss	$(10,833)	$(9,283)	$(23,325)	$(29,729)

Velo3D, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	($ In thousands)
Revenue	$20,450	$13,640	$54,930	$36,532
Net Loss	(16,692)	(11,188)	(33,608)	(49,465)
Interest expense	160	1,198	1,068	3,840
Provision for (benefit from) income taxes	(21)	(14)	(4)	83
Depreciation and amortization	884	813	2,358	2,630
EBITDA	$(15,669)	$(9,191)	$(30,186)	$(42,912)
Stock-based compensation	5,928	1,905	10,311	7,335
(Gain) loss on fair value of warrants	(68)	—	(27)	1,044
Gain on fair value of contingent earnout	(1)	—	(1)	—
Loss on warrant cancellation	—	—	—	11,357
Non-GAAP Adjusted EBITDA	$(9,810)	$(7,286)	$(19,903)	$(23,176)

Velo3D, Inc.

Non-GAAP Adjusted Operating Expenses Reconciliation

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
	($ In thousands)
Revenue	$20,450	$13,640	$54,930	$36,532
Operating expenses
Research and development	5,387	2,722	12,948	7,369
Selling and marketing	3,178	1,797	7,749	4,351
General and administrative	14,141	5,907	27,377	20,934
Total operating expenses	$22,706	$10,426	$48,074	$32,654
Stock-based compensation recorded in operating expenses	5,696	1,310	9,332	5,933
Non-GAAP Adjusted operating expenses	$17,010	$9,116	$38,742	$26,721

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	The three months ended September 30,		The nine months ended September 30,
	2026	2025	2026	2025
Revenue
3D Printer and parts	$18,832	$11,993	$49,821	$31,598
Recurring payment	—	—	—	70
Support services	1,411	1,351	4,174	4,500
Other	207	296	935	364
Total Revenue	20,450	13,640	54,930	36,532
Cost of revenue
3D Printer and parts	13,950	11,855	37,802	33,389
Recurring payment	—	—	—	12
Support services	1,082	1,352	2,759	3,589
Total cost of revenue	15,032	13,207	40,561	36,990
Gross profit (loss)	5,418	433	14,369	(458)
Operating expenses
Research and development	5,387	2,722	12,948	7,369
Selling and marketing	3,178	1,797	7,749	4,351
General and administrative	14,141	5,907	27,377	20,934
Total operating expenses	22,706	10,426	48,074	32,654
Loss from operations	(17,288)	(9,993)	(33,705)	(33,112)
Interest expense	(160)	(1,198)	(1,068)	(3,840)
Gain (loss) on fair value of warrants	68	—	27	(1,044)
Gain on fair value of contingent earnout liabilities	1	—	1	—
Loss on warrant cancellation	—	—	—	(11,357)
Other income (expense), net	666	(11)	1,133	(29)
Loss before income taxes	(16,713)	(11,202)	(33,612)	(49,382)
Provision for (benefit from) income taxes	(21)	(14)	(4)	83
Net loss	$(16,692)	$(11,188)	$(33,608)	$(49,465)

Net loss per share:
Basic and Diluted	$(0.52)	$(0.65)	$(1.16)	$(3.33)
Shares used in computing net loss per share:
Basic and Diluted	32,199,624	17,124,361	28,915,965	14,868,372

Velo3D, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$75,732	$39,013
Accounts receivable, net	8,658	6,263
Inventories, net	30,765	27,083
Contract assets	16,303	2,039
Prepaid expenses and other current assets	12,963	5,722
Total current assets	144,421	80,120
Property and equipment, net	23,216	13,094
Equipment subject to operating lease, net	494	1,629
Other assets	84,174	10,505
Total assets	$252,305	$105,348
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,440	$10,301
Accrued expenses and other current liabilities	7,702	7,915
Debt – current portion	3,261	6,305
Contract liabilities	10,788	9,281
Total current liabilities	28,191	33,802
Long-term debt – less current portion	4,135	24,710
Contingent earnout liabilities	—	1
Warrant liabilities	81	109
Other noncurrent liabilities	82,595	8,570
Total liabilities	115,002	67,192

Stockholders’ equity:
Common stock, $0.00001 par value — 500,000,000 shares authorized at September 30, 2026 and December 31, 2025, respectively, 32,260,870 and 24,607,630 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	5	5
Additional paid-in capital	669,049	536,294
Accumulated deficit	(531,751)	(498,143)
Total stockholders’ equity	137,303	38,156
Total liabilities and stockholders’ equity	$252,305	$105,348

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	The nine months ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(33,608)	$(49,465)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,358	2,630
Amortization of debt discount and deferred financing costs	17	148
Stock-based compensation	10,311	7,335
(Gain) loss on fair value of warrants	(27)	1,044
Gain on fair value of contingent earnout liabilities	(1)	—
Loss on warrant cancellation	—	11,357
Reserve for excess and obsolete inventory	1,948	—
Provision for credit losses	57	37
Non-cash lease expense	156	105
Loss on sale/disposal of fixed assets	—	24
Changes in operating assets and liabilities
Accounts receivable	(2,452)	(2,986)
Inventories	(3,177)	11,333
Contract assets	(14,264)	(2,938)
Prepaid expenses and other current assets	(7,241)	507
Other assets	871	(5,890)
Accounts payable	(10,052)	(1,762)
Accrued expenses and other liabilities	(1,543)	11,876
Contract liabilities	1,507	(2,057)
Other noncurrent liabilities	2,947	(888)
Net cash used in operating activities	(52,193)	(19,590)
Cash flows from investing activities
Purchase of property and equipment	(6,375)	(2,112)
Net cash used in investing activities	(6,375)	(2,112)
Cash flows from financing activities
Proceeds from convertible secured notes	—	15,000
Gross proceeds from April 2026 Offering	50,000	—
Payment for issuance costs related to April 2026 Offering	(3,408)	—
Gross proceeds from ATM Offering	59,428	—
Payment for issuance costs related to ATM Offering	(2,070)	—
Gross proceeds from August 2025 Offering	—	20,125
Payment for issuance cost related to August 2025 Offering	—	(2,303)
Repayment of 2025 equipment loan	(2,282)	—
Repayment of secured notes	(3,039)	(499)
Net cash provided by financing activities	98,629	32,323
Effect of exchange rate changes on cash and cash equivalents	6	4
Net change in cash and cash equivalents and restricted cash	40,067	10,625
Cash and cash equivalents and restricted cash at beginning of period	39,636	1,840
Cash and cash equivalents and restricted cash at end of period	$79,703	$12,465

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	The nine months ended September 30,
	2026	2025
Cash and cash equivalents	$75,732	$11,842
Restricted cash (Other assets)	3,971	623
Total cash and cash equivalents and restricted cash	$79,703	$12,465